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                                                                    Exhibit 23.8



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to incorporation by reference in this registration statement on Form S-8 of our reports dated January 9, 1998, with respect to the December 31, 1997 financial statements of Portfolio Financial Servicing Company, L.P. included in UniCapital Corporation Post-Effective Amendment No. 1 to Form S-1 (File No. 333-53779) and to all references to our Firm included in or made a part of this registration statement.

                                             /s/ ARTHUR ANDERSEN LLP
                                             -----------------------
                                                 Arthur Andersen LLP


Portland, Oregon,
August 6, 1998